UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 21, 2015
Date of Earliest Event Reported: January 19, 2015

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 19, 2015, Vertex Refining NV, LLC (“Vertex NV”) and Vertex Refining LA, LLC (“Vertex LA”), indirect wholly-owned subsidiaries of Vertex Energy, Inc. (the “Company”, “Vertex”, “we” or “us”), the Company, Louisiana LV OR LLC, formerly known as Omega Refining, LLC (“Omega Refining”) and Bango Refining NV, LLC (“Bango Refining” and together with Omega Refining, “Omega”), and Omega Holdings Company LLC (“Omega Holdings”) entered into a Fourth Amendment to Asset Purchase Agreement (the “Fourth Amendment”), which was effective December 31, 2014, amending the Asset Purchase Agreement previously entered into between the parties on April 14, 2014 (as amended on April 30, 2014 and May 2, 2014, the “Purchase Agreement”).

Pursuant to the Fourth Amendment, the required closing date of the of the acquisition by Vertex NV of Bango Refining (the second and final closing required under the Purchase Agreement), was extended from December 31, 2014, until January 31, 2015, or such other date as the parties may agree in writing.

The parties to the Purchase Agreement also agreed that any unpaid fees due under the terms of an administrative services agreement between Omega Holdings, Bango Refining, the Company and Vertex LA, would be considered additional principal due under that certain Secured Promissory Note dated May 2, 2014 issued by Bango Refining and Omega Refining in favor of Vertex NV (as described in greater detail in the Current Reports on Form 8-K filed by the Company on May 6, 2014 and January 15, 2015).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

2.1*
Fourth Amendment to Asset Purchase Agreement by and among Vertex Energy, Inc., Vertex Refining LA, LLC, Vertex Refining NV, LLC, Louisiana LV OR LLC, formerly known as Omega Refining, LLC, Bango Refining NV, LLC and Omega Holdings Company LLC (January 19, 2015)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: January 21, 2015	By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*
Fourth Amendment to Asset Purchase Agreement by and among Vertex Energy, Inc., Vertex Refining LA, LLC, Vertex Refining NV, LLC, Louisiana LV OR LLC, formerly known as Omega Refining, LLC, Bango Refining NV, LLC and Omega Holdings Company LLC (January 19, 2015)

* Filed herewith.